                                                                EXHIBIT 10.39A



                          FIRST AMENDMENT TO AGREEMENT


         THIS FIRST AMENDMENT TO AGREEMENT (this "Amendment"), dated December 24, 1996, is made among LSI Logic Japan Semiconductor, Inc., a company organized and existing under the laws of Japan (the "Borrower"), the financial institutions listed on the signature pages hereof under the heading "BANKS" (each a "Bank" and, collectively, the "Banks"), ABN AMRO Bank N.V., Tokyo Branch as agent for the Banks (in such capacity, the "Agent"), and The Industrial Bank of Japan, Limited, as co-agent (in such capacity, the "Co-Agent").

         The Borrower, the Banks, the Agent and the Co-Agent are parties to an Agreement dated as of December 27, 1995 (the "Agreement") under which the Banks have made available to the Borrower a credit facility of up to Y.25,000,000,000 (twenty-five billion yen). The Borrower has requested that the Banks agree to certain amendments to the Agreement. The Banks have agreed to such request, subject to the terms and conditions hereof.

         Accordingly, the parties hereto agree as follows:

         SECTION 1  Definitions; Interpretation.

         (a) Terms Defined in Agreement. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement or, if not defined in the Agreement, in the Guaranty (as such term is amended as provided below).

         (b)     Interpretation.  The rules of interpretation set forth in
Section 1.5 of the Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

         SECTION 2  Amendments to the Agreement.

         (a) Amendments. The Agreement shall be amended as follows, effective as of the date of satisfaction of the conditions set forth in Section 3 (the "Effective Date"):

                 (i)  Clause 1.2 of the Agreement is hereby amended as follows:

                 (A) The definition of "Guaranty" is amended and restated as follows:

                          "Guaranty" means the Guaranty dated as of December
27, 1995, as amended by that certain





                                       1.

Amended and Restated Guaranty dated as of December 30, 1996, made by the Guarantor.

                 (B) The definition of "Margin" is amended and restated in its entirety as follows:

                          "Margin" has the meaning given to it in Clause 5.3;

                 (C) The definition of "Margin Determination Date" is amended and restated in its entirety as follows:

                          "Margin Determination Date" means (i) the "Effective Date" as defined in the First Amendment to Agreement dated December 30, 1996, among the Borrower, the Banks, the Agent and the Co-Agent, (ii) the 55th day following the end of each of the first three fiscal quarters of the Guarantor or (iii) the 100th day following the end of each fiscal year of the Guarantor, as the case may be;

                 (D)      The definition of "Margin Period" is deleted.

                 (E) The definition of "Ratio" is amended and restated in its entirety as follows:

                          "Ratio" means the EBITDA/Total Debt Ratio;

                 (ii) Clause 5.3 of the Agreement is hereby amended and restated in its entirety as follows:

                          5.3     Margin

                 (a) The "Margin" shall be, in respect of any portion of any Contribution other than any Collateralized Amount, the amount set forth opposite the indicated Level below the heading "LIBOR/TIBOR Margin" in the pricing grid set forth on Annex I in accordance with the parameters set forth on Annex I.

                 (b) The Margin shall be, in respect of any period during the Availability Period and in respect of each Collateralized Amount (provided that the corresponding Collateral is held by the Banks in accordance with Clause 6.7 and in any event in a manner satisfactory to the relevant Bank for such period), 0.30 per cent per annum.

                          The Borrower shall notify the Agent of the Ratio as
of each Margin Determination Date





                                       2.

and shall submit Margin Certificates (duly completed and signed by a Responsible Officer of the Guarantor) on or before each Margin Determination Date.

                 (iii) The Agreement is hereby also amended by attaching as Annex I thereto the pricing grid attached hereto as Exhibit A.

                 (iv) The Agreement is hereby also amended by deleting the reference to the Debt Rating in Exhibit 1 to the Agreement.

                 (v) The Agreement is hereby also amended by deleting the form of "Margin Certificate" attached as Exhibit 5 to the Agreement and substituting therefor as a new Exhibit 5 the form of Margin Certificate attached hereto as Exhibit B.

         (b) Amendment to Table of Contents. The Table of Contents of the Agreement shall be amended to the extent necessary to reflect the amendments to the Agreement made in subsection (a).

         (c) References Within Agreement. Each reference in the Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or words of like import, shall mean and be a reference to the Agreement as amended by this Amendment.

         SECTION 3 Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

         (a) Guaranty. The Agent shall have received the Amended and Restated Guaranty in the form of Exhibit C hereto, executed by the Guarantor (the "Amended and Restated Guaranty").

         (b) Additional Closing Documents and Actions. The Agent shall have received the following, in form and substance satisfactory to it:

         (i) evidence that all (A) authorizations or approvals of any Governmental Authority, and (B) approvals or consents of any other Person, required in connection with the Amended and Restated Guaranty or the execution, delivery and performance of this Amendment shall have been obtained;

         (ii) a certificate of a Responsible Officer of the Borrower, stating that (A) the representations and warranties contained in Section 4 are true and correct on and as of the date of such certificate as though made on and as of the Effective Date, and (B) on and as of the Effective Date, after and giving effect to the amendment of the Agreement contemplated hereby,





                                       3.

(1) no Default shall have occurred and be continuing, and (2) there has been no material adverse change in the financial condition of the Borrower from that set forth in the financial statements as of December 31, 1995; and

         (iii) a certificate of a Responsible Officer of the Guarantor, stating that (A) the representations and warranties contained in Section 10 of the Amended and Restated Guaranty are true and correct on and as of the Effective Date as though made on and as of such date, (B) no "Event of Default" (as defined in the Guaranty) exists or would result from the execution, delivery and performance of the Amended and Restated Guaranty, and (C) there has been no Material Adverse Effect as to the Guarantor and its Subsidiaries since December 31, 1995.

         (c) Corporate Documents. The Agent shall have received the following, in form and substance satisfactory to it:

         (i) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, certifying (A) copies of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and (B) the incumbency, authority and signatures of each officer of the Borrower authorized to execute and deliver this Amendment, together with the related Power of Attorney empowering each Person to execute and deliver this Amendment; and

         (ii) a certificate of the Secretary or Assistant Secretary of the Guarantor, dated the Effective Date, certifying (A) copies of the resolutions of the Board of Directors of the Guarantor authorizing the execution, delivery and performance of the Amended and Restated Guaranty and (B) the incumbency, authority and signatures of each officer of the Guarantor authorized to execute and deliver the Amended and Restated Guaranty.

         (d) Legal Opinion. The Agent shall have received the opinion of the General Counsel of the Guarantor, dated the Effective Date, in substantially the form of Exhibit D; and

         (e) Material Adverse Effect. On and as of the Effective Date, there shall have occurred no material adverse change in the financial condition of the Borrower from that set forth in its financial statements dated December 31, 1995, and no Material Adverse Effect (with respect to the Guarantor and its Subsidiaries) since December 31, 1995.

         (f) Representations and Warranties; No Default. On the Effective Date, after giving effect to the amendment of the Agreement contemplated hereby:





                                       4.

         (i) the representations and warranties contained in Section 4 shall be true and correct on and as of the Effective Date as though made on and as of such date; and

         (ii)  no Default shall have occurred and be continuing.

         (g) Margin Certificate and Compliance Certificate. The Agent shall have received a completed Margin Certificate and a completed Compliance Certificate, dated the Effective Date, for the Guarantor's immediately preceding fiscal quarter.

         (h) Additional Documents. The Agent shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as the Agent or any Bank (through the Agent) may reasonably request.

         SECTION 4 Representations and Warranties. To induce the Banks to enter into this Amendment, the Borrower hereby confirms and restates, as of the date hereof, the representations and warranties made by it in Section 9 of the Agreement and in the other Loan Documents. For the purposes of this Section 4,
(i) each reference in Section 9 of the Agreement to "this Agreement," and the words "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be a reference to the Agreement as amended by this Amendment,
(ii) Section 9.1(f) of the Agreement shall be deemed instead to refer to the last day of the most recent fiscal quarter and fiscal year for which financial statements have then been delivered, (iii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date), and
(iv) clause (i) shall take into account any amendments to the Schedules and other disclosures made in writing by the Borrower to the Agent and the Banks after the Closing Date and approved by the Agent and the Majority Banks.

         SECTION 5  Miscellaneous.

         (a) Notice. The Agent shall notify the Borrower, the Guarantor and the Banks of the occurrence of the Effective Date and promptly thereafter distribute to the Borrower and the Banks copies of all documents delivered under Section 3.

         (b) Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Banks' and the Agent's execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith (collectively,





                                       5.

the "Amendment Documents") shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Nothing in this Amendment or any other Amendment Document is intended to impair the priorities, liens or rights of any Bank with respect to any Collateral granted to such Bank under the Account Pledge executed by the Borrower in favor of such Bank substantially in the form of Exhibit 3 to the Agreement or other form satisfactory to such Bank. The Borrower hereby ratifies and confirms the priority and perfection of all security interests in the Collateral granted to any Bank prior to the date hereof.

         (c) No Reliance. The Borrower hereby acknowledges and confirms to the Agent and the Banks that the Borrower is executing this Amendment and the other Amendment Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

         (d) Costs and Expenses. The Borrower agrees to pay to the Agent on demand the reasonable out-of-pocket costs and expenses of the Agent, and the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

         (e) Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Agent and each Bank and their respective successors and assigns.

         (f) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF JAPAN.

         (g) Complete Agreement; Amendments. This Amendment, together with the other Amendment Documents and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussion and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Clause 16.2 of the Agreement.

         (h)     Jurisdiction.

         (i) Each party irrevocably agrees that the Tokyo District Court shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which





                                       6.

may arise out of or in connection with the Amendment Documents and, for those purposes, irrevocably submits to the jurisdiction of that court.

         (ii) Each party irrevocably waives any objection which it might now or hereafter have to the court referred to in clause (i) above being nominated as the forum to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with the Amendment Documents and agrees not to claim that court is not a convenient or appropriate forum.

         (iii) The submission to the jurisdiction of the court referred to in clause (i) above shall not (and shall not be construed so as to) limit any right of any party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

         (iv) Each party consents generally in respect of any legal action or proceedings arising out of or in connection with the Amendment Documents to the giving of any relief or the issue of any process in connection with such action or proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

         (i) English language. This Amendment is made in and shall be construed in the English language; all certificates, instruments and other documents to be delivered under or supplied in connection with this Amendment shall be in the English language; provided that, to the extent that (A) any corporate document of the Borrower is in the ordinary course of its business prepared in Japanese or (B) any instrument or other document issued by a Governmental Authority is in Japanese, such documents shall be delivered hereunder in Japanese and, if appropriate, shall be accompanied by an English translation thereof. Without limiting the generality of the foregoing, the Borrower's certificate of seal impression and the certified copy of the commercial registry of the Borrower need not be accompanied by their English translations.

         (j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.





                                       7.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

                                        THE BORROWER

                                        LSI LOGIC JAPAN SEMICONDUCTOR, INC.


                                        By____________________________________
                                          Title:




                                        THE AGENT

                                        ABN AMRO BANK N.V., Tokyo Branch


                                        By____________________________________
                                          Title:




                                        THE BANKS


                                        ABN AMRO BANK N.V., Tokyo Branch,
                                        as Bank


                                        By____________________________________
                                          Name:
                                          Title:





                                       8.

                                        THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED, as Co-Agent and a Bank


                                        By____________________________________
                                          Name:
                                          Title:




                                        THE SANWA BANK, LIMITED


                                        By____________________________________
                                          Name:
                                          Title:




                                        THE BANK OF NOVA SCOTIA, Tokyo Branch


                                        By____________________________________
                                          Name:
                                          Title:




                                        BANQUE NATIONALE DE PARIS, Tokyo Branch


                                        By____________________________________
                                          Name:
                                          Title:



                                        BARCLAYS BANK PLC, Tokyo Branch


                                        By____________________________________
                                          Name:
                                          Title:





                                       9.

                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK


                                        By____________________________________
                                          Name:
                                          Title:




                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD.


                                        By____________________________________
                                          Name:
                                          Title:




                                        THE SUMITOMO BANK, LTD.


                                        By____________________________________
                                          Name:
                                          Title:




                                        THE MITSUBISHI TRUST & BANKING
                                        CORPORATION


                                        By____________________________________
                                          Name:
                                          Title:





                                      10.

                                        THE DAI-ICHI KANGYO BANK, LIMITED


                                        By____________________________________
                                          Name:
                                          Title:





                                      11.

                                   Exhibit A
                        to First Amendment to Agreement


                                    ANNEX I

                                  PRICING GRID


        ---------------------------------------------------------------------------
         Level            EBITDA/Total Debt                (Basis points per annum)
                                Ratio                      ------------------------
                                                              LIBOR/TIBOR Margin
        -------          ------------------------          ------------------------
        Level 1          Greater than or equal to                     65
                              to 1.0 to 1.0
        -------          ------------------------          ------------------------
        Level 2            Less than 1.0 to 1.0                       75
        ---------------------------------------------------------------------------

         The EBITDA/Total Debt Ratio used to compute the Margin for the Contributions shall be the EBITDA/Total Debt Ratio set forth in the Margin Certificate most recently delivered by the Guarantor to the Agent pursuant to
Section 11(l) of the Guaranty; changes in the Margin resulting from a change in the EBITDA/Total Debt Ratio shall become effective one Business Day after delivery by the Guarantor to the Agent of a new Margin Certificate pursuant to
Section 11(l). If the Guarantor shall fail to deliver a Margin Certificate on or prior to a Margin Determination Date as required pursuant to Section 11(l) (without giving effect to any grace period), the Margin from the first day after such Margin Determination Date through the day the Guarantor delivers to the Agent a Margin Certificate shall conclusively equal the highest Margin set forth above.





                                       1.

                                   Exhibit B
                        to First Amendment to Agreement


                                   Exhibit 5

                           FORM OF MARGIN CERTIFICATE


TO:      ABN AMRO Bank N.V., Tokyo Branch, as Agent
         (address)

                 Re:      LSI Logic Japan Semiconductor, Inc.

Gentlemen:

         This Margin Certificate is made and delivered pursuant to the Agreement dated December 27, 1995, as amended December 30, 1996 (as further amended, modified, renewed or extended from time to time, the "Agreement") among LSI Logic Japan Semiconductor, Inc. (the "Borrower"), certain financial institutions named therein as Banks, ABN AMRO Bank N.V., Tokyo Branch, as Agent, and The Industrial Bank of Japan, as Co-Agent and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Margin Certificate and not otherwise defined herein shall have the meanings assigned to them in the Agreement, or, if not defined in the Agreement, in the Guaranty. This Margin Certificate relates to the accounting period ending __________, 199__. We hereby notify you that the Ratio is ____________ as of the end of the [fiscal quarter] [fiscal year] ending
__________, 199__.

         We refer you to our Compliance Certificate dated __________, 199__ delivered pursuant to the Guaranty for further information regarding the determination of the Ratio.

         IN WITNESS WHEREOF, the undersigned officer has signed this Margin Certificate on behalf of the Guarantor this ____ day of ______________, 199__.

                                        ______________________________________
                                        Name:
                                        Title:





                                       1.

                                   Exhibit C
                        to First Amendment to Agreement


                     FORM OF AMENDED AND RESTATED GUARANTY



================================================================================





                             LSI LOGIC CORPORATION





                         AMENDED AND RESTATED GUARANTY

                         DATED AS OF DECEMBER 30, 1996






================================================================================

                               TABLE OF CONTENTS


SECTION                                                                                                                 Page
-------                                                                                                                 ----
SECTION 1 Definitions; Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          (a)       Terms Defined in Facility Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          (b)       Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          (c)       Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Guaranty   . . . . . . . .   13
          (d)       Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

SECTION 2 Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 3 Liability of Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 4 Consents of Guarantor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 5 Guarantor's Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
          (a)       Certain Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
          (b)       Additional Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
          (c)       Independent Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
          (d)       Financial Condition of Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

SECTION 6 Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

SECTION 7 Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
          (a)       Subordination to Payment of Subject Obligations   . . . . . . . . . . . . . . . . . . . . . . . . .   20
          (b)       No Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
          (c)       Subordination of Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
          (d)       Subordination upon any Distribution of Assets of the Borrower   . . . . . . . . . . . . . . . . . .   22
          (e)       Authorization to Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

SECTION 8 Continuing Guaranty; Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
          (a)       Continuing Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
          (b)       Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

SECTION 9 Payments; Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
          (a)       Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
          (b)       Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 10          Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
          (a)       Organization and Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
          (b)       Authorization; No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
          (c)       Binding Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
          (d)       Governmental Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
          (e)       No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
          (f)       Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
          (g)       Regulated Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
          (h)       Title to Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
          (i)       Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
          (j)       Compliance with Consents and Licenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                               TABLE OF CONTENTS
                                  (continued)

SECTION                                                                                                                 Page
-------                                                                                                                 ----
          (k)       Compliance with Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
          (l)       ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
          (m)       Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          (n)       Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          (o)       Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          (p)       Labor Disputes, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          (q)       Consideration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
          (r)       Independent Investigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          (s)       Name of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          (t)       Significant Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          (u)       Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 11          Affirmative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          (a)       Financial Statements and Other Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          (b)       Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
          (c)       Preservation of Corporate Existence, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
          (d)       Payment of Taxes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
          (e)       Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
          (f)       Maintenance of Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
          (g)       Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
          (h)       Payment of Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
          (i)       Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
          (j)       Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
          (k)       Inspection of Property and Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
          (l)       Margin Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
          (m)       Further Assurances and Additional Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

SECTION 12          Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
          (a)       Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
          (b)       Change in Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
          (c)       Sales of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
          (d)       Loans and Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
          (e)       Restrictions on Fundamental Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
          (f)       Transactions with Related Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
          (g)       Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
          (h)       Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

SECTION 13          Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
          (a)       Senior Debt to Total Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
          (b)       Quick Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
          (c)       Minimum Consolidated Tangible Net Worth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
          (d)       Debt Service Coverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
          (e)       Subordinated Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

                               TABLE OF CONTENTS
                                  (continued)

SECTION                                                                                                                 Page
-------                                                                                                                 ----
SECTION 14          Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
          (a)       Representation or Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
          (b)       Specific Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          (c)       Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          (d)       Default Under Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          (e)       Insolvency; Voluntary Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          (f)       Involuntary Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          (g)       Judgments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          (h)       Process Issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          (i)       Seizure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          (j)       ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          (k)       Dissolution, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
          (l)       Ownership of Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
          (m)       Change in Ownership or Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
          (n)       Repudiation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
          (o)       Material Adverse Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 15          Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 16          No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

SECTION 17          Costs and Expenses; Indemnification; Other Charges  . . . . . . . . . . . . . . . . . . . . . . . .   43
          (a)       Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
          (b)       Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
          (c)       Defense   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
          (d)       Other Charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
          (e)       Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

SECTION 18          Payment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

SECTION 19          Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

SECTION 20          Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

SECTION 21          Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 22          Assignments, Participations, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 23          Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 24          Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

SECTION 25          Effective Date; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

SECTION 26          Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

SECTION 27          Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

                               TABLE OF CONTENTS
                                  (continued)

SECTION                                                                                                                 Page
-------                                                                                                                 ----
SECTION 28          Benefit of Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

SECTION 29          Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

SECTION 30          Guarantor Acknowledgment and Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49



EXHIBITS

Exhibit A Compliance Certificate



SCHEDULES

Schedule 1          Certain Permitted Liens
                           (Section 1, "Permitted Liens")
Schedule 2          Litigation (Section 10(i))
Schedule 3          Certain Environmental Matters (Section 10(k))
Schedule 4          Significant Subsidiaries

                         AMENDED AND RESTATED GUARANTY


                 THIS AMENDED AND RESTATED GUARANTY (this "Guaranty"), dated as of December 30, 1996, is made by LSI LOGIC CORPORATION, a Delaware corporation (the "Guarantor"), in favor of the Banks from time to time party to the Facility Agreement referred to below and ABN AMRO Bank N.V., as agent for such Banks (in such capacity, the "Agent").

                 WHEREAS, LSI Logic Japan Semiconductor, Inc., a limited liability company incorporated under the laws of Japan (the "Borrower"), certain financial institutions as lenders (the "Banks") and the Agent are parties to an Agreement dated December 27, 1995 (as amended, modified, renewed or extended from time to time, the "Facility Agreement");

                 WHEREAS, the Guarantor has previously delivered a certain Guaranty (the "Prior Guaranty") dated as of December 27, 1995 in favor of the Banks from time to time party to the Facility Agreement and the Agent guaranteeing the indebtedness and other obligations of the Borrower to the Agent and the Banks under or in connection with the Facility Agreement as set forth therein;

                 WHEREAS, the Borrower and the Guarantor have requested that the Banks and the Agent agree to amend and restate the Prior Guaranty in order to, among other things, amend the financial covenants contained therein; and

                 WHEREAS, the Banks and the Agent are willing to amend and restate the Prior Guaranty as provided in this Guaranty.

                 NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Guarantor hereby represents, warrants, covenants and agrees as follows:


         SECTION 1        Definitions; Interpretation.

                 (a) Terms Defined in Facility Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Facility Agreement.

                 (b) Certain Defined Terms. The following terms have the following meanings:

                          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting in (a) the acquisition, directly or indirectly, of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition, directly or indirectly, of all or substantially all of the capital stock, obligations or other securities of or interest in a Person, or
         (c) a merger or consolidation or any other combination by the Guarantor or any Subsidiary with another Person.

                          "Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control" with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                          "Bankruptcy Code" means Title 11 of the United States Code, as applicable to the relevant case.

                          "Capital Lease" means, for any Person, any lease of property (whether real, personal or mixed) in respect of which such Person is liable as lessee and which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease.

                          "Capitalized Interest" means interest that is incurred or accrued in any period and added to the cost of the asset in connection with which such interest is incurred.

                          "Compliance Certificate" means a certificate of a Responsible Officer of the Guarantor, in substantially the form of Exhibit A, with such changes thereto as the Agent or any Bank may from time to time reasonably request.

                          "Consolidated CMLTD" means, as of any date of determination, the portion of long term Indebtedness coming due in the next succeeding four-quarter period.

                          "Consolidated Current Liabilities" means, as of any date of determination, the sum of current liabilities of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, plus (without duplication) Guaranty Obligations with respect to that portion of the underlying obligations which come due within one year of such date of determination.

                          "Consolidated EBITDA" means, for any period, Consolidated Net Income plus Consolidated Interest Expense plus income tax expense plus depreciation expense, amortization expense and other non-cash expenses or charges relating to Permitted Acquisitions which were deducted in determining Consolidated Net Income, of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                          "Consolidated Interest Expense" means, for any period, interest expense (including interest expense attributable to Capital Leases) of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                          "Consolidated Net Income" means, for any period, the net income of the Guarantor and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP.

                          "Consolidated Quick Assets" means, as of any date of determination, the sum of all unencumbered and unrestricted (except those encumbered or restricted in favor of the Agent or the Banks) cash, cash equivalents and net accounts receivable classified as current assets according to GAAP, of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                          "Consolidated Rental Expense" means, for any period, rental expense of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                          "Consolidated Tangible Net Worth" means, as of any date of determination, Consolidated Total Assets minus Consolidated Total Liabilities, minus (i) all assets which would be classified in a separate account as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, capitalized software, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete, (ii) all unamortized debt discount and expense and (iii) all treasury stock; provided, however, that to the extent otherwise included in the amount set forth in the foregoing clause (i) of this definition, there shall be excluded from such amount the sum of (x) all engineering costs incurred in connection with the development of major production capabilities at new manufacturing facilities or refurbishment of an existing facility or with respect to introducing a new manufacturing process to existing or new manufacturing facilities and which are classified as a fixed asset and capitalized on the consolidated balance sheet of the Guarantor in accordance with GAAP and (y) amounts representing the capitalized portion of the acquisition and development costs of software necessary for the operation of the business of the Guarantor and its Subsidiaries, as shown on the consolidated balance sheet of the Guarantor.

                          "Consolidated Total Assets" means, as of any date of determination, the total assets of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                          "Consolidated Total Debt" means, as of any date of determination, all Indebtedness of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                          "Consolidated Total Liabilities" means, as of any date of determination, the total liabilities of the Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                          "Convertible Subordinated Notes" has the meaning provided therefor in the definition of Subordinated Debt.

                          "Dollars" and the sign "$" each means lawful money of the United States.

                          "EBITDA/Total Debt Ratio" means, as of the last day of any fiscal quarter of Guarantor, the ratio of (i) Consolidated EBITDA for such fiscal quarter then ended to (ii) Consolidated Total Debt as of such date.

                          "Environmental Laws" means all laws, statutes, common law duties, rules, regulations, ordinances and codes, administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any Governmental Authorities, in each case relating to or imposing liability or standards of conduct concerning (a) the pollution, conservation or protection of the environment (both natural and built), (b) the development, occupation, exploitation or other use of land, buildings or other property or assets, (c) the creation, storage, handling and disposal of industrial waste and hazardous substances and (d) health and safety at work or elsewhere, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                          "Equity Capital" means Consolidated Total Assets minus Consolidated Total Liabilities.

                          "ERISA" means the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                          "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control with the Guarantor within the meaning of Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the Internal Revenue Code.

                          "ERISA Event" means (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by the Guarantor from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (iv) a failure by the Guarantor to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Guarantor; or (vii) an application for a funding waiver or an extension of any amortization period pursuant to
         Section 412 of the Code with respect to any Pension Plan.

                          "Event of Default" means any of the events or circumstances specified as such in Section 14.

                          "Facility Agreement" has the meaning provided therefor in the preamble hereto.

                          "First Amendment" has the meaning provided therefor in Section 30.

                          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                          "Governmental Authority" means, with respect to any Person, any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government having jurisdiction over such Person.

                          "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person

                          (i) with respect to any Indebtedness, lease (other than an operating lease), dividend, or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (A) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (B) to advance or provide funds (x) for the payment or discharge of any such primary obligation, or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (D) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof;

                          (ii)  (A) with respect to letters of credit,
         acceptances, bank guaranties, surety bonds or similar instruments issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (B) as a partner or joint venturer in any partnership or joint venture;

                          (iii)  with respect to synthetic leases; or

                          (iv) net obligations with respect to Rate Contracts, other than Rate Contracts entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.

                          "Hazardous Substances" means any hazardous or toxic substance, material or waste, defined, listed, classified or regulated as such in or under any Environmental Laws, including asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls and ureaformaldehyde insulation.

                          "Indebtedness" means, for any Person, without duplication:

                          (i) all indebtedness or other obligations of such Person for borrowed money;

                          (ii) all obligations of such Person for the deferred purchase price of property or services (including obligations under credit facilities which secure or finance such purchase price), other than trade payables incurred by such Person in the ordinary course of its business on ordinary terms;

                          (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

                          (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                          (v)     all obligations under Capital Leases;

                          (vi) all Guaranty Obligations other than Guaranty Obligations described in clauses (i)(C) and (i)(D) of the definition of "Guaranty Obligation" where the primary obligor is a Subsidiary; and

                          (vii) all indebtedness of another Person secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person; provided, that if such indebtedness is not assumed and recourse is limited solely to such property, the Indebtedness incurred hereunder shall be valued at the lesser of the principal amount of the obligation so secured or the fair market value of the property subject to such Lien.

                          "Indemnified Person" has the meaning given to such term in Section 17(b).

                          "Insolvency Proceeding" means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                          "Intercompany Debt" has the meaning given to it in
         Section 7(a).

                          "Intercompany Debt Payments" has the meaning given to it in Section 7(b).

                          "Internal Revenue Code" means the Internal Revenue Code of 1986, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                          "IRS" means the Internal Revenue Service, or any successor thereto.

                          "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest, but excluding any operating lease, regardless of whether precautionary filings are made in respect thereof under
         Section 9408 of the California Uniform Commercial Code).

                          "Loan Document" means the Facility Agreement, any notes evidencing the Indebtedness thereunder, this Guaranty and all other certificates, documents, agreements and instruments delivered to the Agent and the Banks under or in connection with the Facility Agreement.

                          "Material Adverse Effect" means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Guarantor, the Borrower or the Guarantor and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of the Guarantor or the Borrower to perform its payment obligations under any Loan Document to which it is a party or under any loan document relating to any Indebtedness of the Guarantor or the Borrower, as the case may be, described in Section 14(d); or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

                          "Multiemployer Plan" means a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                          "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or any other Loan Documents.

                          "PBGC" means the Pension Benefit Guaranty
         Corporation, or any successor thereto.

                          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, which the Guarantor sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                          "Permitted Acquisition" means any Acquisition of a Person by the Guarantor or any Subsidiary for which (i) the sole consideration paid by the Guarantor or any Subsidiary, as the case may be, consists of common stock, or (ii) the total cash consideration paid by the Guarantor or any Subsidiary, as the case may be, does not exceed, in the aggregate with all other Acquisitions, $500,000,000 during the period from December 20, 1996 through the Final Maturity Date.

                          "Permitted Investments" means any investments selected by the Guarantor in accordance with its Corporate Cash Investment Policy as adopted by the Guarantor on February 13, 1995 (as the same may be amended from time to time with the approval of the Agent); provided that any Investments not meeting the standards set forth in such Corporate Cash Investment Policy shall nevertheless be deemed to be "Permitted Investments" if they do not exceed at any time, in the aggregate, 10% of all Permitted Investments at such time.

                          "Permitted Liens" means:

                          (i) Liens which may at any time be granted in favor of the Agent on behalf of the Banks or the Banks to secure obligations under the Loan Documents;

                          (ii) Liens in existence as of the date of this Guaranty listed on Schedule 1, and any substitutions or renewals thereof, provided that (A) any substitute or renewal Lien is limited to the property encumbered by the existing Lien, and (B) the principal amount of the obligations secured thereby is not increased;

                          (iii) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty or which are being contested in good faith via appropriate proceedings, with appropriate reserves established therefor in accordance with GAAP;

                          (iv) Liens in connection with workers' compensation, unemployment insurance or other social security obligations;

                          (v) mechanics', workers', materialmen's, landlords', carriers' or other like Liens arising in the ordinary and normal course of business with respect to obligations which are not past due or which are being contested in good faith via appropriate proceedings, with appropriate reserves established therefor in accordance with GAAP;

                          (vi) purchase money security interests (including by way of installment sales and title retention agreements) in personal or real property hereafter acquired when the security interest is granted contemporaneously with such acquisition (or within nine months thereafter), Liens created to secure the cost of construction or improvement of property and Liens created to secure Indebtedness incurred to finance such purchase price or cost (including Liens of the Guarantor or the Borrower in favor of the United States or any State, or any department, agency, instrumentality or political subdivision thereof, securing any real property or other assets in connection with the financing of industrial revenue bond facilities or of any equipment or other property designed primarily for the purpose of air or water pollution control); provided, that (A) any such Lien shall attach only to the property so purchased, constructed or improved, together with attachments and accessions thereto, and rents, proceeds, products, substitutions, replacements and profits thereof and attachments and accessories thereto, and (B) the amount of Indebtedness secured by any such Lien shall not exceed the purchase or construction price of such property plus transaction costs and financing charges relating to the acquisition or construction thereof;

                          (vii) Liens arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with GAAP;

                          (viii) Liens arising in the ordinary course of business or by operation of law, not securing Indebtedness, but securing such obligations as (A) judgments or awards, which (x) are covered by applicable insurance or (y) have been outstanding less than 30 consecutive days, (B) interests of landlords or lessors under leases of real or personal property entered into in the ordinary course of business arising by contract or operation of law, (C) Liens in favor of customs and revenue authorities which secure payment of customs in connection with the importation of goods, (D) Liens which constitute rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business, (E) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not, individually or in the aggregate, materially impair the property affected thereby or the use thereof and (F) subleases, licenses, and sublicenses granted to third parties, the granting of which does not result in a Material Adverse Effect;

                          (ix) Liens securing reimbursement obligations of the Borrower or the Guarantor under documentary letters of credit; provided that such Liens shall attach only to documents relating to such letters of credit, goods covered thereby and products and proceeds thereof;

                          (x) Liens on insurance policies or the proceeds of insurance policies incurred solely to secure the financing of premiums owing with respect thereto;

                          (xi) Liens existing on property (including the proceeds and accessions thereto) acquired by the Borrower or the Guarantor (including Liens on assets of any corporation at the time it becomes a Subsidiary), but excluding any Liens created in contemplation of any such acquisition; and

                          (xii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business in connection with Rate Contracts or portfolio investments maintained with financial intermediaries.

                          "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other entity of whatever nature or any Governmental Authority.

                          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Guarantor sponsors or maintains, or to which the Guarantor makes, is making, or is obligated to make contributions, and includes any Pension Plan.

                          "Prior Guaranty" has the meaning provided therefor in the Recitals hereof.

                          "Rate Contracts" means interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates.

                          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations promulgated thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                          "Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility.

                          "Senior Debt" means all Indebtedness, other than Subordinated Debt, of the Guarantor and its Subsidiaries on a consolidated basis.

                          "Significant Subsidiary" means, at any time, any Subsidiary having at such time total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of $10,000,000 (exclusive of intercompany assets and liabilities), based upon the Guarantor's most recent annual or quarterly financial statements delivered to the Agent under Section 11(a).

                          "Solvent" means, with respect to any Person, that as of the date of determination, (i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including reasonably anticipated liabilities with respect to contingent obligations) of such Person and (B) greater than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (ii) such Person has not incurred and does not intend to incur, or does not believe that it will incur, debts beyond its ability to pay such debts as they become due.

                          "Subject Obligations" shall have the meaning assigned to such term in Section 2 hereof.

                          "Subordinated Debt" means (i) the Guarantor's 5-1/2% Convertible Subordinated Notes Due 2001 (the "Convertible Subordinated Notes") and (ii) any other Indebtedness of the Guarantor or any Subsidiary under which principal payments will become due and payable no earlier than the first anniversary of the Final Maturity Date and which is subordinated on terms and conditions reasonably acceptable to the Majority Banks; provided, that any

         Subordinated Debt having subordination provisions no more favorable to the holder than those contained in the Convertible Subordinated Notes shall be deemed to be reasonably acceptable to the Majority Banks for the purposes hereof.

                          "Subsidiary" means, with respect to the Guarantor, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by the Guarantor or one or more of the other Subsidiaries of the Guarantor or a combination thereof.

                          "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office; and "Taxation" shall be construed accordingly.

                          "Total Capital" means the sum of Equity Capital, Senior Debt and Subordinated Debt.

                          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

                          "United States" and "U.S." each means the United States of America.

                 (c) Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Guaranty. Except as otherwise expressly provided in this Guaranty, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements, determinations relating to covenants, and other information required to be delivered or determined by the Guarantor pursuant to this Guaranty shall be prepared or determined in conformity with GAAP as in effect at the time of such preparation or determination; provided, that in the event that a change to GAAP taking effect after the date hereof would otherwise affect the calculation of any covenant set forth in Section 13, such covenant shall be calculated in accordance with GAAP as in effect immediately prior to such change until an appropriate adjustment can be determined.

                 (d) Interpretation. In this Guaranty, except to the extent the context otherwise requires:

                          (i)  Any reference to an Article, a Section, a
Schedule or an Exhibit is a reference to an article or section of, or a schedule or an exhibit to, this Guaranty, respectively, and any reference to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

                          (ii)  The words "hereof," "herein," "hereto,"
"hereunder" and the like mean and refer to this Guaranty or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears.

                          (iii)  The meaning of defined terms shall be equally
applicable to both the singular and plural forms of the terms defined.

                          (iv)  The words "including," "includes" and "include"
shall be deemed to be followed by the words "without limitation."

                          (v)  References to agreements and other contractual
instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Documents.

                          (vi)  References to statutes or regulations are to be
construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

                          (vii)  Any table of contents, captions and headings
are for convenience of reference only and shall not affect the construction of this Guaranty.

                          (viii)  In the computation of periods of time from a
specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                          (ix)  The use of a word of any gender shall include
each of the masculine, feminine and neuter genders.

                          (x)  References to "fiscal year" and "fiscal quarter"
refer to such fiscal periods of the Guarantor.

         SECTION 2 Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to the Agent and the Banks, and their respective successors, endorsees, transferees, assigns and Substitutes, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to the Agent and the Banks under or in connection with the Facility Agreement and the other Loan Documents, including all unpaid principal of the Advances, all interest accrued thereon, all fees due under the Facility Agreement and all other amounts payable by the Borrower to the Agent and the Banks thereunder or in connection therewith. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, together with interest thereon at the contract rate (whether before or after the commencement of any Insolvency Proceeding with respect to the Borrower), and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section
17), shall hereinafter be collectively referred to as the "Subject
Obligations."


         SECTION 3 Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Subject Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

                          (i)  the Guarantor's liability hereunder shall be the
immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon the Agent's or any Bank's exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any security at any time securing the Subject Obligations;

                          (ii)  this Guaranty is a guaranty of payment when due
and not merely of collectibility;

                          (iii)  the Guarantor's payment of a portion, but not
all, of the Subject Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Subject Obligations remaining unsatisfied; and

                          (iv)  the Guarantor's liability with respect to the
Subject Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:

                                  (A)      any Insolvency Proceeding with
         respect to the Borrower, the Guarantor, any other guarantor or any other Person, or any liquidation, winding up or dissolution of the Borrower, the Guarantor, any other guarantor or any other Person;

                                  (B)      any limitation, discharge, or
         cessation of the liability of the Borrower, the Guarantor, any other guarantor or any other Person for any Subject Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Subject Obligations or the Loan Documents;

                                  (C)      any merger, acquisition,
         consolidation or change in structure of the Borrower, the Guarantor or any other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, the Guarantor, any other guarantor or other Person;

                                  (D)      any assignment or other transfer, in
         whole or in part, of the Agent's or any Bank's interests in and rights under this Guaranty or the other Loan Documents, including the Agent's or any Bank's right to receive payment of the Subject Obligations, or any assignment or other transfer, in whole or in part, of the Agent's or any Bank's interests in and to any collateral at any time securing the Subject Obligations;

                                  (E)      any claim, defense, counterclaim or
         setoff, other than that of prior performance, that the Borrower, the Guarantor, any other guarantor or other Person may have or assert, including any defense arising from the unavailability of the Borrower's commercial register reflecting the Borrower's current name, any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents or any defense to or excuse of performance arising under or by virtue of any sovereign or regulatory act of any Governmental Authority, including any payment moratorium, suspension or forgiveness of debtor payments, bank holiday, imposition of exchange controls, or declaration of war or national emergency;

                                  (F)      the Agent's or any Bank's amendment,
         modification, renewal, extension, cancellation or surrender of any Loan Document, any Subject Obligations, any collateral at any time securing the Subject Obligations, or the Agent's or any Bank's exchange, release, or waiver of any collateral at any time securing the Subject Obligations;

                                  (G)      the Agent's or any Bank's exercise
         or nonexercise of any power, right or remedy with respect to any collateral at any time securing any of the Subject Obligations, including the Agent's or any Bank's compromise, release, settlement or waiver with or of the Borrower, the Guarantor, any other guarantor or any other Person;

                                  (H)      the Agent's or any Bank's vote,
         claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Subject Obligations;

                                  (I)      any impairment or invalidity of any
         collateral at any time securing any of the Subject Obligations or any failure to perfect any of the liens of the Agent and the Banks thereon with respect to such collateral; and

                                  (J)      any other guaranty, whether by the
         Guarantor or any other Person, of all or any part of the Subject Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Agent or the Banks.


         SECTION 4 Consents of Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:

                          (i)  the principal amount of the Subject Obligations
may be increased or decreased and additional indebtedness or obligations of the Borrower under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

                          (ii)  the time, manner, place or terms of any payment
under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Subject Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

                          (iii)  the time for the Borrower's (or any other
Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Agent and the Banks may deem proper;

                          (iv)  the Agent or the Banks may discharge or
release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Subject Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any collateral at any time securing the Subject Obligations, nor shall the Agent or the Banks be liable to the Guarantor for any failure to collect or enforce payment or performance of the Subject Obligations from any Person or to realize on any collateral therefor;

                          (v)  the Agent and the Banks may take and hold
security (legal or equitable) of any kind, at any time, as collateral for the Subject Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

                          (vi)  the Agent and the Banks may request and accept
other guaranties of the Subject Obligations and any other indebtedness, obligations or liabilities of the Borrower to the Agent or the Banks and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

                          (vii)  the Agent and the Banks may exercise, or waive
or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Advance and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to the Agent and the Banks, with respect to the Subject Obligations, any security for any or all of the Subject Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Borrower;

all as the Agent and the Banks may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.


         SECTION 5  Guarantor's Waivers.

                 (a) Certain Waivers. The Guarantor waives and agrees not to assert:

                          (i)  any right to require the Agent or any Bank to
marshal assets in favor of the Borrower, the Guarantor, any other guarantor or any other Person, to proceed against the Borrower, any other guarantor or any other Person, to proceed against or exhaust any security at any time held for the Subject Obligations, to give notice of the terms, time and place of any public or private sale of personal property security constituting collateral for the Subject Obligations or comply with any other provisions of Section 9504 of the California UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Agent or any Bank whatsoever;

                          (ii)  the defense of the statute of limitations in
any action hereunder or for the collection or performance of the Subject Obligations;

                          (iii)  any defense arising by reason of any lack of
corporate or other authority or any other defense of the Borrower, the Guarantor or any other Person;

                          (iv)  any defense (other than payment) based upon the
Agent's or any Bank's errors or omissions in the administration of the Subject Obligations;

                          (v)  any rights to set-offs and counterclaims;

                          (vi)  all rights and defenses arising out of an
election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligations, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise;

                          (vii)  any rights or defenses by reason of the lack
of any fair value hearing or determination with respect to any collateral securing the Subject Obligations, whether pursuant to California Code of Civil Procedure Sections 580a or 726 or otherwise; and

                          (viii)  without limiting the generality of the
foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any and all benefits that otherwise might be available to the Guarantor under California Civil Code Sections 1432,
2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and
California Code of Civil Procedure Sections 580a, 580b, 580d and 726.

                 (b) Additional Waivers. The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Subject Obligations, or the reliance by the Agent and the Banks upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Subject Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, the Guarantor or any other Person with respect to the Subject Obligations.

                 (c) Independent Obligations. The obligations of the Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other guarantor and upon the occurrence and during the continuance of any Event of Default (as defined in the Facility Agreement), a separate action or actions may be brought against the Guarantor, whether or not the Borrower or any such other guarantor is joined therein or a separate action or actions are brought against the Borrower or any such other guarantor.

                 (d) Financial Condition of Borrower. The Guarantor shall not have any right to require the Agent or the Banks to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Subject Obligations; (ii) the Subject Obligations; (iii) any collateral at any time securing any or all of the Subject Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Subject Obligations; (v) any action or inaction on the part of the Agent or the Banks or any other Person; or (vi) any other matter, fact or occurrence whatsoever.


         SECTION 6 Subrogation. The Guarantor shall not have, and hereby waives, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Banks or the Agent as against the Borrower or other guarantors, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied to the Subject Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.


         SECTION 7  Subordination.

                 (a) Subordination to Payment of Subject Obligations. All payments on account of all indebtedness, liabilities and other obligations of the Borrower to the Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to Borrower or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by the Borrower to the Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the "Intercompany Debt") shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Subject Obligations.

                 (b) No Payments. Following the occurrence of an Event of Default under the Facility Agreement, the Guarantor shall not accept or receive any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Intercompany Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Intercompany Debt ("Intercompany Debt Payments"). In the event that, notwithstanding the provisions of this Section 7, any Intercompany Debt Payments shall be received in contravention of this
Section 7 by the Guarantor before all Subject Obligations are paid in full in cash or cash equivalents, such Intercompany Debt Payments shall be held in trust for the benefit of the Agent and the Banks and shall be paid over or delivered to the Agent for application to the payment in full in cash or cash equivalents of all Subject Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to the Agent and the Banks in respect of the Subject Obligations.

                 (c) Subordination of Remedies. As long as any Subject Obligations shall remain outstanding and unpaid, the Guarantor shall not, without the prior written consent of the Agent:

                          (i)  accelerate, make demand or otherwise make due
and payable prior to the original stated maturity thereof any Intercompany Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Intercompany Debt;

                          (ii)  exercise any rights under or with respect to
(A) any guaranties of the Intercompany Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Borrower or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing; or

                          (iii)  commence, or cause to be commenced, or join
with any creditor other than the Agent and the Banks in commencing, any Insolvency Proceeding against the Borrower.

                 (d)      Subordination upon any Distribution of Assets of the
Borrower.      In the event of any payment or distribution of assets of the
Borrower of any kind or character, whether in cash, property or securities, upon the dissolution, winding up or total or partial liquidation or reorganization, readjustment, arrangement or similar proceeding relating to the Borrower or its property, whether voluntary or involuntary, or in any Insolvency Proceeding with respect to the Borrower, or otherwise (i) all amounts owing on account of the Subject Obligations, including all interest accrued thereon at the contract rate both before and after the commencement of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Intercompany Debt Payment is made; and (ii) to the extent permitted by applicable law, any Intercompany Debt Payment to which the Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Agent (on behalf of the Banks) for application to the payment of the Subject Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Agent or the Banks in respect of such Subject Obligations.

                 (e) Authorization to Agent. If, while any Intercompany Debt is outstanding, any Insolvency Proceeding is commenced by or against the Borrower or its property:

                          (i)  the Agent, when so instructed by the Majority
Banks, is hereby irrevocably authorized and empowered (in the name of the Banks or in the name of the Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Intercompany Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Intercompany
Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and the Banks; and

                          (ii)  the Guarantor shall promptly take such action
as the Agent (on instruction from the Majority Banks) may reasonably request
(A) to collect the Intercompany Debt for the account of the Banks and to file appropriate claims or proofs of claim in respect of the Intercompany Debt, (B) to execute and deliver to the Agent, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Intercompany Debt, and (C) to collect and receive any and all Intercompany Debt Payments.

         SECTION 8  Continuing Guaranty; Reinstatement.

                 (a) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon the Guarantor until payment and performance in full of the Subject Obligations.

                 (b) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Subject Obligations by or on behalf of the Borrower (or receipt of any proceeds of any collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by the Agent or any Bank, whether as a result of any Insolvency Proceedings or otherwise. To the extent any payment is so rescinded or restored, the Subject Obligations shall be revived in full force and effect without reduction or discharge for such payment. All losses, damages, expenses (including fees and expenses of external legal counsel and the allocated cost of internal legal services and disbursements of internal counsel) that the Agent or the Banks may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Banks and the Agent contained in Section 17 of this Guaranty.


         SECTION 9  Payments; Taxes.

                 (a) Payments. The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Agent or any Bank or any other Person may have against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Subject Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision under Japanese law), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Agent an amount equal to the amount of the Subject Obligations then due as aforesaid (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on such Subject Obligations, whether or not a claim is allowed against the Borrower for such interest in any such bankruptcy proceeding). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, recoupment or counterclaim, on the day when due, in accordance with Section 18. All such payments shall be applied as directed by the Guarantor; provided, that following a default by the Guarantor in the performance of its obligations hereunder, such payments shall be promptly applied from time to time by the Agent

(i) first, to the payment of any fees, costs, expenses and other amounts due the Agent hereunder, and (ii) second, to the payment of the other Subject Obligations in accordance with the provisions of the Facility Agreement.

                 (b)      Taxes.

                          (i)  Any and all payments by the Guarantor to each
Bank or the Agent under this Guaranty shall be made free and clear of, and without deduction or withholding, for any Taxes. In addition, the Guarantor shall pay all Other Taxes.

                          (ii)  The Guarantor agrees to indemnify and hold
harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                          (iii)  Except where such deduction or withholding
results from the failure of a Bank to comply with the terms of clause (v) below, if the Guarantor shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                                  (A)      the sum payable shall be increased
         as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                                  (B)      the Guarantor shall make such
         deductions and withholdings;

                                  (C)      the Guarantor shall pay the full
         amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                                  (D)      the Guarantor shall also pay to each
         Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

                          (iv)  Within 30 days after the date of any payment by
the Guarantor of Taxes or Other Taxes, the Guarantor shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                          (v)  Each Bank that is organized under the laws of a
jurisdiction outside the United States hereby agrees that, if and to the extent it is legally able to do so, it shall deliver in a timely fashion to the Guarantor and the Agent, as applicable, such certificates, documents or other evidence that may be available to establish, if applicable, the nonapplicability to such Bank of, or such Bank's exemption from, United States federal withholding tax under the Internal Revenue Code in respect of any sum payable hereunder.


         SECTION 10 Representations and Warranties. The Guarantor represents and warrants to the Agent and each Bank that:

                 (a) Organization and Powers. The Guarantor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under the Guaranty.

                 (b) Authorization; No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action of the Guarantor, and do not and will not: (i) contravene the terms of the certificate of incorporation, or the terms of the bylaws, of the Guarantor or result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting the Guarantor.

                 (c) Binding Obligation. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent the enforceability hereof would be subject to bankruptcy, insolvency, receivership or similar laws providing relief from creditors, or principles of equity generally.

                 (d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Guarantor of this Guaranty.

                 (e) No Default. No Default or Event of Default (as defined in the Facility Agreement) exists or would result from the execution and delivery of the Facility Agreement or this Guaranty or from the performance by the Borrower of its obligations under the Facility Agreement or by the Guarantor of the Subject Obligations. As of the Closing Date, neither the Guarantor nor any Subsidiary is in default under or with respect to any contractual obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default (as defined in the Facility Agreement). The Subject Obligations are "Senior Debt" for purposes of, and as defined in, the Indenture dated as of March 23, 1994, by and between the Guarantor and The First National Bank of Boston executed in connection with the Convertible Subordinated Notes.

                 (f) Taxes. The Guarantor and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Guarantor or any Subsidiary that would, if made, have a Material Adverse Effect.

                 (g) Regulated Entities. None of the Guarantor, any Person controlling the Guarantor, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Guarantor is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                 (h) Title to Properties. The Guarantor and each Significant Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Guarantor and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 12(a).

                 (i) Litigation. Except as set forth on Schedule 2, there are no actions, suits or proceedings pending or, to the best of the Guarantor's or the Borrower's knowledge, threatened against or affecting the Guarantor or any of its Subsidiaries or the properties of the Guarantor or any of its Subsidiaries before any Governmental Authority or arbitrator which would be reasonably likely to result in a Material Adverse Effect.

                 (j) Compliance with Consents and Licenses. Every consent required by the Guarantor or any Subsidiary (including those required under or pursuant to any Environmental Law) in connection with the conduct of its business and the ownership, use, exploitation or occupation of its property and assets has been obtained and is in full force and effect and there has not been any default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same, except where the failure to obtain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

                 (k) Compliance with Environmental Laws. Except as set forth on Schedule 3, to the best of the Guarantor's or the Borrower's knowledge after due investigation, (i) the properties of the Guarantor and its Subsidiaries do not contain and have not previously contained (at, under, or about any such property) any Hazardous Substances or other contamination (A) in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, any Environmental Laws, in either case where such violation or liability could reasonably be expected to result in a Material Adverse Effect, (B) which could interfere with the continued operation of such property, or (C) which could materially impair the fair market value thereof; and (ii) there has been no transportation or disposal of Hazardous Substances from, nor any release or threatened release of Hazardous Substances at or from, any property of the Guarantor or any of its Subsidiaries in violation of or in any manner could give rise to liability under any Environmental Laws, where such violation or liability, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                 (l) ERISA. Except as specifically disclosed to the Banks in writing prior to the Closing Date: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (ii) there are no pending, or to the best knowledge of the Guarantor, threatened, claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) there has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect; (iv) no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan; (v) no Pension Plan has any Unfunded Pension Liability; (vi) the Guarantor has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (vii) no trade or business (whether or not incorporated under common control with the Guarantor within the meaning of Section 414(b), (c),
(m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code; and (viii) neither the

Guarantor nor any entity under common control with the Guarantor in the preceding sentence has ever contributed to any Multiemployer Plan.

                 (m) Insurance. The properties of the Guarantor and its Subsidiaries are insured against losses and damages of the kinds and in amounts which are deemed prudent by the Guarantor in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the industry, and such insurance is maintained with financially sound and reputable insurance companies or pursuant to a plan or plans or self-insurance to such extent as is usual for companies of similar size engaged in the same or similar businesses and owning similar properties.

                 (n) Financial Statements. The audited consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, and the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at September 30, 1996 and the related consolidated statements of income, shareholders' equity and cash flows, for the quarter then ended and the nine-month period then ended, are complete and correct and fairly present the financial condition of the Guarantor and its Subsidiaries as at such dates and the results of operations of the Guarantor and its Subsidiaries for the periods covered by such statements, in each case in accordance with GAAP consistently applied, subject, in the case of the September 30, 1996 financial statements, to normal year-end adjustments and the absence of notes. Since December 31, 1995, there has been no Material Adverse Effect.

                 (o) Liabilities. Neither the Guarantor nor any of its Subsidiaries has any material liabilities, fixed or contingent, that are not reflected in the financial statements referred to in subsection (n), in the notes thereto or otherwise disclosed in writing to the Banks, other than liabilities arising in the ordinary course of business since September 30, 1996.

                 (p) Labor Disputes, Etc. There are no strikes, lockouts or other labor disputes against the Guarantor or any Subsidiary, or, to the best of the Guarantor's or the Borrower's knowledge, threatened against or affecting the Guarantor or any Subsidiary which may result in a Material Adverse Effect.

                 (q) Consideration. The Guarantor has received at least "reasonably equivalent value" (as such phrase is used in Section 548 of the Bankruptcy Code, in Section 3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and at least sufficient consideration to support its obligations hereunder in respect of the Subject Obligations.

                 (r) Independent Investigation. The Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of the Agent or any Bank with respect thereto. The Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for Borrower obtaining, any additional information concerning the financial condition of the Borrower and any other matters pertinent hereto that the Guarantor may desire. The Guarantor is not relying upon or expecting the Agent or any Bank to furnish to the Guarantor any information now or hereafter in the Agent's or any such Bank's possession concerning the financial condition of the Borrower or any other matter.

                 (s) Name of Borrower. The Borrower's true name is set forth in the preamble to this Guaranty, and the Borrower has made all applicable filings required to cause such name to be reflected on its commercial register.

                 (t) Significant Subsidiaries. The name and ownership of each Significant Subsidiary of the Guarantor on the date of this Guaranty is as set forth in Schedule 4. All of the outstanding capital stock of, or other interest in, each such Significant Subsidiary has been validly issued, and is fully paid and nonassessable.

                 (u) Full Disclosure. None of the representations or warranties made by the Guarantor in this Guaranty or by the Borrower in the Facility Agreement as of the date such representations and warranties are made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Guarantor or the Borrower in connection with this Guaranty or the Facility Agreement, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.


         SECTION 11 Affirmative Covenants. So long as any Subject Obligations shall remain unpaid or any Bank shall have any Commitment, the Guarantor agrees as follows:

                 (a) Financial Statements and Other Reports. The Guarantor will furnish to the Agent in sufficient copies for distribution to the Banks:

                          (i)  as soon as available and in any event within 55
days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, shareholders' equity and cash flows of the Guarantor and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year;

                          (ii)  as soon as available and in any event within
100 days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows of the Guarantor and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, and in the case of such consolidated financial statements, accompanied by a report thereon of Price Waterhouse LLP or another firm of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit or the status of the Guarantor and its Subsidiaries as a going concern;

                          (iii)  together with the financial statements
required pursuant to clauses (i) and (ii), a Compliance Certificate of a Responsible Officer as of the end of the applicable accounting period, which shall contain a certification of a Responsible Officer of the Guarantor stating that such financial statements fairly present the financial condition of the Guarantor and its Subsidiaries as at such date and the results of operations of the Guarantor and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes; and

                          (iv)  promptly after the giving, sending or filing
thereof, copies of all reports, if any, which the Guarantor or any of its Subsidiaries sends to the holders of its respective capital stock or other securities and of all reports or filings, if any, by the Guarantor or any of its Subsidiaries with the SEC or any national securities exchange.

                 (b) Additional Information. The Guarantor will furnish to the Agent the following information, and will cause the Borrower to furnish to the Agent the following information insofar as it relates to the Borrower:

                          (i)  promptly after the Guarantor or the Borrower has
knowledge or becomes aware thereof, notice of the occurrence or existence of any Default;

                          (ii)  prompt written notice of any action, event or
occurrence that could reasonably be expected to result in a Material Adverse Effect due to environmental liability under Environmental Laws;

                          (iii)  prompt written notice of each action, suit and
proceeding before any Governmental Authority or arbitrator pending, or to the best of the Guarantor's or the Borrower's knowledge, threatened against or affecting the Guarantor or any of its Subsidiaries which if adversely determined would involve an aggregate liability of $10,000,000 (or its equivalent in any other currency) or more in excess of amounts covered by third-party insurance, or (B) otherwise may have a Material Adverse Effect;

                          (iv)  promptly after the Guarantor has knowledge or
becomes aware thereof, (A) notice of the occurrence of any ERISA Event, together with a copy of any notice of such ERISA Event to the PBGC, and (B) the details concerning any action taken or proposed to be taken by the IRS, PBGC, Department of Labor or other Person with respect thereto;

                          (v)  promptly upon the commencement or increase of
contributions to, the adoption of, or an amendment to, a Plan by the Guarantor or an ERISA Affiliate, if such commencement or increase of contributions, adoption, or amendment could reasonably be expected to result in a net increase in unfunded liability to Guarantor or an ERISA Affiliate in excess of $10,000,000, a calculation of the net increase in unfunded liability;

                          (vi)  promptly after filing or receipt thereof by the
Guarantor or any ERISA Affiliate, copies of the following:

                                  (A)      any notice received from the PBGC of
         intent to terminate or have a trustee appointed to administer any Pension Plan;

                                  (B)      any notice received from the sponsor
         of a Multiemployer Plan concerning the imposition, delinquent payment, or amount of withdrawal liability;

                                  (C)      any demand by the PBGC under
         Subtitle D of Title IV of ERISA; and

                                  (D)      any notice received from the IRS
         regarding the disqualification of a Plan intended to qualify under
         Section 401(a) of the Internal Revenue Code;

                          (vii)  within 45 days of the date thereof, or, if
earlier, on the date of delivery of any financial statements pursuant to subsection 11(a), notice of any change in accounting policies or financial reporting practices by the Guarantor or the Borrower or any Significant Subsidiary that is expected to affect

(or has affected) materially under U.S. GAAP the consolidated financial condition of the Guarantor and its Subsidiaries;

                          (viii)  promptly after the occurrence thereof, notice
of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving the Guarantor or any of its Subsidiaries which could result in a Material Adverse Effect;

                          (ix)  prompt written notice of any change in the
fiscal year of the Guarantor or of the Borrower;

                          (x)  prompt written notice of any Person or
Subsidiary not identified on Schedule 4 that becomes a Significant Subsidiary after the date of this Guaranty;

                          (xi)  prompt written notice of any other condition or
event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect; and

                          (xii)  such other information respecting the
operations, properties, business or condition (financial or otherwise) of the Guarantor or its Significant Subsidiaries as any Bank (through the Agent) may from time to time reasonably request.

Each notice pursuant to this subsection (b) shall be accompanied by a written statement by a Responsible Officer of the Guarantor (or of the Borrower, with respect to occurrences affecting the Borrower) setting forth details of the occurrence referred to therein, and stating, to the extent then known or proposed, what action the Guarantor or the Borrower, as the case may be, may take with respect thereto.

                 (c) Preservation of Corporate Existence, Etc. The Guarantor shall, and shall cause each Subsidiary to:

                          (i)  preserve and maintain in full force and effect
its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except in connection with transactions permitted by Section 12, and except in the case of any Subsidiary (other than the Borrower) to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect;

                          (ii)  preserve and maintain in full force and effect
all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect;

                          (iii)  use reasonable efforts, in the ordinary course
of business, to preserve its business organization and goodwill, except in the case of any Subsidiary (other than the Borrower) to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect; and

                          (iv)  preserve or renew all of its registered
patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

                 (d) Payment of Taxes, Etc. The Guarantor will, and will cause each of its Subsidiaries to, pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien (other than a Permitted Lien) upon any properties or assets of the Guarantor or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

                 (e) Licenses. The Guarantor will, and will cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties, except to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect.

                 (f) Maintenance of Property. Except as otherwise permitted under Section 12(c) or (e), the Guarantor shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

                 (g) Insurance. The Guarantor shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against losses and damages of the kinds and in amounts which are deemed prudent by the Guarantor in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the industry.

                 (h) Payment of Indebtedness. The Guarantor shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all obligations of the Borrower under the Facility Agreement and all other Indebtedness, as and when due and payable or within any grace periods applicable thereto, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

                 (i) Compliance with Laws. The Guarantor shall comply, and shall cause each Subsidiary to comply, in all material respects with the requirements of all Environmental Laws and all applicable laws, rules, regulations and orders of any Governmental Authority having jurisdiction over it or its business.

                 (j) Compliance with ERISA. The Guarantor shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

                 (k) Inspection of Property and Books and Records. The Guarantor shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Guarantor and such Subsidiary. The Guarantor shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Guarantor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Guarantor; provided, however, that (i) unless an Event of Default under the Facility Agreement shall have occurred and be continuing, (A) the Guarantor shall be responsible under this subsection (k) for the costs and expenses of the Agent only, (B) all inspections, visits, examinations and other actions permitted or authorized hereunder shall be coordinated only through the Guarantor, and (C) physical inspections of the Borrower's facilities in Japan shall be made on two weeks' prior notice and shall occur no more frequently than semiannually in the case of inspections by the Agent and no more frequently than annually otherwise, and (ii) when an Event of Default under the Facility Agreement exists the Agent or any Bank may make any visit, inspection or examination or take any other action authorized hereunder at the expense of the Guarantor at any time during normal business hours, without advance notice and without being subject to any of the other restrictions described in clause (i).

                 (l) Margin Certificate. The Guarantor shall from time to time furnish to the Borrower for delivery by it pursuant to the Facility Agreement a Margin Certificate.

                 (m) Further Assurances and Additional Acts. The Guarantor shall, and shall cause the Borrower to, execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Agent or the Majority Banks shall deem reasonably necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide the Bank with evidence of the foregoing satisfactory in form and substance to the Agent and the Majority Banks.


         SECTION 12 Negative Covenants. So long as any Subject Obligations shall remain unpaid or any Bank shall have any Commitment, the Guarantor agrees that:

                 (a) Liens. The Guarantor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than (i) Permitted Liens and (ii) other Liens that, in the aggregate at any time, secure obligations in an amount not in excess of 10% of Consolidated Total Assets, determined as of the end of the next preceding fiscal quarter (or fiscal year, as the case may be).

                 (b) Change in Nature of Business. The Guarantor will not, and will not permit any of its Subsidiaries to, engage in any material line of business other than the electronics business and other businesses incidental or reasonably related thereto.

                 (c) Sales of Assets. The Guarantor will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person), except:

                          (i)  sales or other dispositions of inventory in the
ordinary course of business;

                          (ii)  sales or other dispositions of assets in the
ordinary course of business which have become worn out or obsolete or which are promptly being replaced;

                          (iii)  sales of accounts receivable to financial
institutions not affiliated with the Guarantor; provided that (A) the discount rate shall not at any time exceed 10%, (B) the amount of all accounts receivable permitted to be sold in any fiscal quarter shall not exceed 30% of the consolidated accounts receivable of the Guarantor and its Subsidiaries, determined as of the end of the next preceding fiscal quarter (or fiscal year, as the case may be), and (C) the sole consideration received for such sales shall be cash;

                          (iv)  sales or other dispositions of assets outside
the ordinary course of business which do not constitute Substantial Assets; and

                          (v)  sales or other dispositions of Permitted
Investments.

For purposes of clause (iv), a sale, lease, transfer or other disposition of assets shall be deemed to be of "Substantial Assets" if such assets, when added to all other assets conveyed, sold, leased, transferred or otherwise disposed of in any period of four consecutive fiscal quarters (other than assets sold in the ordinary course of business or pursuant to clause (iii)), shall exceed 10% of Consolidated Total Assets as determined as of the end of the fiscal quarter of the Guarantor immediately preceding the date of determination.

                 (d) Loans and Investments. The Guarantor will not, and will not permit any of its Subsidiaries to, enter into any Acquisition or otherwise extend any credit to, guarantee the obligations of or make any additional investments in or acquire any interest in, any Person, other than in connection with:

                          (i)  extensions of credit in the nature of accounts
receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

                          (ii)  Permitted Investments;

                          (iii)  additional purchases of or investments in the
stock of, and guarantees of the obligations of, Subsidiaries;

                          (iv)  Permitted Acquisitions;

                          (v)  employee loans and guarantees in accordance with
the Borrower's usual and customary practices with respect thereto; or

                          (vi)  additional investments not exceeding, in the
aggregate with all such investments and all Acquisitions, $500,000,000 during the period from December 20, 1996 through the Final Maturity Date;

provided that in the case of an Acquisition or an investment referred to in clause (vi) above, (A) no such Acquisition or investment shall be made while there exists a Default or if a Default or Material Adverse Effect would occur as a result thereof, and (B) the acquired or other Person in which any such Acquisition or investment is made shall be in the electronics business or other business incidental or reasonably related thereto.

                 (e) Restrictions on Fundamental Changes. The Guarantor will not, and will not permit any of its Subsidiaries to, merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that:

                          (i)  any of the Guarantor's Subsidiaries may merge
with, consolidate into or transfer all or substantially all of its assets to another of the Guarantor's Subsidiaries or to the Guarantor and in connection therewith such Subsidiary may be liquidated or dissolved, provided that (A) if the transaction involves the Guarantor, the Guarantor shall be the surviving Person, and (B) if any transaction shall be between a non-wholly owned Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving Person, and provided further that no Material Adverse Effect or Default shall result therefrom;

                          (ii)  the Guarantor or any of its Subsidiaries may
sell or dispose of assets in accordance with the provisions of subsection (c);

                          (iii)  the Guarantor or any of its Subsidiaries may
make any investment permitted by subsection (d); and

                          (iv)  the Guarantor may merge with or consolidate
into any other Person pursuant to an Acquisition permitted by subsection (d), provided that (A) the Guarantor is the surviving Person, (B) no such merger or consolidation shall be made while there exists a Default or if a Default or Material Adverse Effect would occur as a result thereof, and (C) the Guarantor shall have complied with the notice and other requirements of subsection (d) with respect to any Acquisition.

                 (f) Transactions with Related Parties. The Guarantor will not, and will not permit any of its Subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds 20% or more of the equity securities, or 20% or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except (i) a transaction or contract which is in the ordinary course of the Guarantor's or such Subsidiary's business, including a transaction in the ordinary course of business between or among the Guarantor and one or more of its Subsidiaries, and (ii) any other transaction which is upon fair and reasonable terms not less favorable to the Guarantor or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not a Related Party. For purposes of this paragraph (f), the sale, transfer or disposition of more than 30% of its assets (in any transaction or a series of related transactions) by the Guarantor or any Subsidiary shall be deemed to be outside the ordinary course of business.

                 (g) Accounting Changes. The Guarantor shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP (or, in the case of any Subsidiary domiciled in a jurisdiction other than the United States, in accordance with generally accepted accounting principles and practices in such jurisdiction).

                 (h) Distributions. The Guarantor will not declare or pay any dividends in respect of its capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of the Guarantor, except that the Guarantor may:

                          (i)  declare and deliver dividends and distributions
payable only in common stock of the Guarantor;

                          (ii)  purchase shares of its capital stock from time
to time in connection with the issuance of shares under the Guarantor's employee stock option plans;

                          (iii)  purchase, redeem, retire, or otherwise acquire
shares of its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock; and

                          (iv)  in addition to the dividends, purchases,
redemptions, retirements and other acquisitions permitted by the foregoing paragraphs (i) through (iii), declare and deliver dividends and distributions, and purchase, redeem, retire, or otherwise acquire shares of its capital stock, in an aggregate amount not exceeding $100,000,000 in any period of four consecutive quarters.

         SECTION 13 Financial Covenants. So long as any of the Subject Obligations shall remain unpaid or any Bank shall have any Commitment, the Guarantor agrees that:

                 (a) Senior Debt to Total Capital. The Guarantor will maintain a ratio of Senior Debt to Total Capital of not more than 0.35 to 1.0 as of the end of each of the Guarantor's fiscal quarters;

                 (b) Quick Ratio. The Guarantor will maintain a ratio of Consolidated Quick Assets to Consolidated Current Liabilities of not less than
1.35 to 1.0 as of the end of any fiscal quarter of the Guarantor;

                 (c) Minimum Consolidated Tangible Net Worth. The Guarantor will maintain Consolidated Tangible Net Worth (exclusive of the cumulative translation adjustment account as reported in the consolidated balance sheet of the Guarantor and its Subsidiaries as of such date) as of the end of each of the Guarantor's fiscal quarters of not less than (i) $997,000,000 plus (ii) 100% of the net proceeds received by the Guarantor or any Subsidiary from the sale or issuance of equity securities (including equity securities issued upon the conversion of Subordinated Debt) to any Person other than the Guarantor or any Subsidiary after September 30, 1995, plus (iii) 80% of positive Consolidated Net Income, if any, for each fiscal quarter elapsed after September 30, 1995, minus (iv) 80% of total goodwill generated by the Guarantor's Permitted Acquisitions from September 30, 1996, if any, and minus
(v) 100% of restructuring and acquisition charges related to the Guarantor's Permitted Acquisitions from September 30, 1996 (provided that any such restructuring or acquisition charges are expensed in the same fiscal quarter during which the applicable Permitted Acquisition is completed);

                 (d) Debt Service Coverage Ratio. The Guarantor will maintain a ratio of (i) the sum of Consolidated EBITDA plus Consolidated Rental Expense to (ii) the sum of Consolidated CMLTD, plus Consolidated Interest Expense, plus Capitalized Interest, plus Consolidated Rental Expense of not less than 2.0 to 1.0 for any period of four consecutive fiscal quarters of the Guarantor, calculated as of the end of such period; and

                 (e) Subordinated Debt. The Guarantor will not permit Subordinated Debt of the Guarantor and its consolidated Subsidiaries to exceed
(i) $500,000,000 at any time during the Guarantor's 1996 fiscal year or (ii) $750,000,000 at any time thereafter; and the Guarantor will not, and will not permit any of its Subsidiaries to, make any voluntary or optional payment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to, any Subordinated Debt if a Default shall then exist or would occur as a result thereof.

         SECTION 14 Events of Default. Any of the following shall constitute an "Event of Default":

                 (a) Representation or Warranty. Any representation or warranty by the Guarantor or the Borrower made herein or in the Facility Agreement, or which is contained in any certificate, document or financial or other statement by the Guarantor or the Borrower or any Responsible Officer of the Guarantor or the Borrower, furnished at any time under this Guaranty, the Facility

Agreement or any other Loan Document, is incorrect in any material respect, on or as of the date made; or

                 (b)      Specific Defaults.       The Guarantor fails to
perform or observe any term, covenant or agreement contained in any of Sections 11(b), 11(h) (in respect of the Borrower's obligations under the Facility Agreement), 12 or 13; or

                 (c) Other Defaults. The Guarantor fails to perform or observe any other term or covenant contained in this Guaranty, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of the Guarantor knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Guarantor by the Agent or any Bank; or

                 (d) Default Under Other Indebtedness. The Guarantor or any of its Subsidiaries shall fail (i) to make any payment of any principal of, or interest or premium on, any Indebtedness (other than in respect of the Advances) in an aggregate principal amount outstanding of at least $10,000,000 (or its equivalent in any other currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure, or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness without any further action by the holder thereof; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a contractually required prepayment), prior to the stated maturity thereof; or any facility or commitment available to the Guarantor or any Subsidiary relating to Indebtedness in an aggregate amount at any one time of not less than $10,000,000 (or its equivalent in any other currency) is withdrawn, suspended or cancelled by reason of any default (however described) of the Guarantor or such Subsidiary; or

                 (e) Insolvency; Voluntary Proceedings. The Guarantor or any Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any formal corporate action to effectuate or authorize any of the foregoing; or

                 (f) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Guarantor or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Guarantor's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Guarantor or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Guarantor or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                 (g) Judgments. (i) A final nonappealable judgment or order for the payment of money against the Guarantor or any of its Subsidiaries shall remain unpaid 90 days following the due date for such payment and that is reasonably expected to result in a Material Adverse Effect; or (ii) any non-monetary judgment or order shall be rendered against the Guarantor or any such Subsidiary which has or would reasonably be expected to have a Material Adverse Effect; or

                 (h) Process Issued. A warrant of attachment, execution, distraint, or similar process against any substantial part of the assets of the Guarantor or any of its Subsidiaries is issued which remains undismissed or undischarged for a period of 30 days, if as a result thereof there is reasonably expected to occur a Material Adverse Effect; or

                 (i) Seizure. All or a material part of the undertaking, assets, rights or revenues of the Guarantor or the Borrower are seized, nationalized, expropriated or compulsorily acquired by or under the authority of any Governmental Authority; or

                 (j) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Guarantor under Title IV of ERISA to the Pension Plan or PBGC in an aggregate amount in excess of $10,000,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Guarantor which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $10,000,000; or (iii) any of the representations and warranties contained in subsection 10(l) hereof shall cease to be true and correct which, individually or in combination, has resulted or could reasonably be expected to result in a Material Adverse Effect; or

                 (k) Dissolution, Etc. The Guarantor or any of its Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by subsection 12(e), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate action to authorize any of the actions or events set forth above in this subsection (k); or

                 (l) Ownership of Borrower. The Borrower shall cease to be a wholly-owned indirect or direct Subsidiary of the Guarantor, except as permitted hereunder; or

                 (m) Change in Ownership or Control. (i) Any Person, or two or more Persons acting in concert, shall acquire beneficial ownership, directly or indirectly, or shall enter into a contract or arrangement (A) for the acquisition of the securities of the Guarantor (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Guarantor entitled to vote in the election of directors, or (B) which upon consummation will result in its or their acquisition of, or control over, securities of the Guarantor (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Guarantor entitled to vote in the election or directors; or (ii) during any period of up to 12 consecutive months commencing after the Closing Date, individuals who at the beginning of such period were directors of the Guarantor shall cease for any reason to constitute a majority of the Board of Directors of the Guarantor, unless the Persons replacing such individuals were nominated by the Board of Directors of the Guarantor.

                 (n) Repudiation. This Guaranty is for any reason revoked, invalidated or repudiated, or otherwise ceases to be in full force and effect, or the Guarantor or any other Person contests the validity or enforceability of this Guaranty or denies that it has any further liability hereunder.

                 (o) Material Adverse Effect. A Material Adverse Effect shall have occurred.

                 Upon the occurrence of an Event of Default, the Agent and the Banks shall have the rights and remedies set forth herein and in Clause 11 of the Facility Agreement.


         SECTION 15 Notices. All notices, requests and other communications provided for hereunder shall be in writing and delivered by prepaid letter (airmail if the addressee is abroad), or by telex or telefax, (a) if to the Guarantor, to its address specified on the signature pages hereof or such other address as shall be designated by the Guarantor in a written notice to the other parties, (b) if to the Agent, to its address as set forth in or determined pursuant to the Facility Agreement or such other address as shall be designated by the Agent in a written notice to the other parties, and (c) if to any Bank, to its address as set forth in or determined pursuant to the Facility Agreement or such other address as shall be designated by such Bank in a written notice to the Guarantor and the Agent. All such notices, requests and communications shall be effective (i) if delivered for overnight delivery, upon delivery, (ii) if mailed, two business days after it has been deposited into the mail (seven business days if delivered through international mail), (iii) if transmitted by facsimile, when a complete and legible copy is received by the addressee, or (iv) if sent by telex, at the time of dispatch with confirmed answerback of the addressee appearing at the beginning and end of the transmission (provided that if the date of receipt is not a business day in the country of the addressee or if the time of receipt of any telex or telefax is after the close of business in the country of the address it shall be deemed to have been received at the opening of business on the next business day).


         SECTION 16 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies hereunder are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any Bank.


         SECTION 17  Costs and Expenses; Indemnification; Other Charges.

                 (a)      Costs and Expenses.  The Guarantor shall:

                          (i)  as soon as reasonably practicable in accordance
with the Guarantor's customary procedures for reviewing and processing such items, and in any event within 30 days following receipt of an invoice therefor, and to the extent not earlier paid pursuant to the Facility Agreement, pay or reimburse the Agent for all reasonable costs and expenses incurred by the Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Guaranty and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including fees and expenses of external legal counsel and the allocated cost of internal legal services and disbursements of internal counsel incurred by the Agent with respect thereto (subject, however, in the case of legal fees only, to an aggregate limit agreed between the Agent and the Guarantor in a letter dated November 30, 1995 for the development, preparation, delivery and execution of the Loan Documents);

                          (ii)  pay or reimburse each Bank and the Agent on
demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Subject Obligations) under this Guaranty, including fees and expenses of external legal counsel and the allocated cost of internal legal services and disbursements of internal counsel incurred by the Agent and any Bank; and

                          (iii)  as soon as reasonably practicable in
accordance with the Guarantor's customary procedures for reviewing and processing such items, and in any event within 30 days following receipt of an invoice therefor, pay or reimburse the Agent on demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, search and filing costs, fees and expenses, consulting, recording, costs and similar fees and expenses incurred or sustained by the Agent or any of its Affiliates in connection with the matters referred to in clauses (i) and (ii) of this subsection 17(a) or otherwise in connection with this Guaranty.

                 (b) Indemnification. Whether or not the transactions contemplated by the Facility Agreement are consummated, the Guarantor shall indemnify and hold the Agent, the Arranger, each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including fees and expenses of external legal counsel and the allocated cost of internal legal services and disbursements of internal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Advances and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Guaranty or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Guaranty or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Guarantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Subject Obligations.

                 (c) Defense. At the election of any Indemnified Person, the Guarantor shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Guarantor.

                 (d) Other Charges. The Guarantor agrees to indemnify the Agent and each of the Banks against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Guaranty.

                 (e) Interest. Any amounts payable in Dollars to the Agent or any Bank under this Section 17 or otherwise under this Guaranty if not paid when due shall bear interest from the due date until paid in full, at a fluctuating rate per annum equal to the Prime Commercial Lending Rate of ABN AMRO Bank N.V. ("ABN") as announced from time to time by ABN at its Chicago Office plus 2% (calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed). Any other amounts payable to the Agent or any Bank under this Guaranty if not paid when due shall bear interest at the default rate set forth in the Facility Agreement (but in no event exceeding the maximum rate permitted by applicable law).


         SECTION 18  Payment Currency.

                 (a) The Guarantor hereby guarantees that the Subject Obligations will be paid to the Agent and the Banks without set-off or counterclaim in the currency and at the places and times and in the manner provided for in the Facility Agreement. The obligation of the Guarantor hereunder to make payments in any currency (the "Payment Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Payment Currency or any other realization in such currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the Agent and the Banks of the full amount of the Payment Currency to be payable hereunder. Without limiting the foregoing, the Guarantor (i) acknowledges that this Guaranty is not an instrument which may be paid in Dollars pursuant to Section 3107 of the California Uniform Commercial Code,
(ii) agrees that (A) upon the acceleration of the Subject Obligations after an Event of Default, the Agent, upon the instructions of the Majority Banks, may at any time and from time to time purchase for the ratable benefit of the Banks, one or more hedging contracts to fix the Dollar equivalent amount of the Subject Obligations in the Payment Currency and (B) as a separate and independent obligation hereunder, the Guarantor shall immediately pay to the Agent and the Banks all direct and indirect costs incurred by the Agent or the Banks in obtaining any such hedging contract, and (iii) agrees that (A) any judgment entered against the Guarantor and in favor of any Bank with respect to the Subject Obligations shall, if requested by such Bank, be entered in the Payment Currency pursuant to the Uniform Foreign-Money Claims Act as in effect in the State of California (California Code of Civil Procedure
Section 676 et seq.) and (B) for the purpose of determining any "spot rate" as defined in California Code of Civil Procedure Section 676.1(11), the Reference Banks shall be used as the "bank or other dealer in foreign exchange" referenced in such section. The Guarantor shall indemnify the Agent and each Bank (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Payment Currency to be payable hereunder, and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Guaranty.

                 (b) Upon a payment with respect to any of the Subject Obligations becoming due hereunder, unless and until such payment is received by the Agent and the Banks in the Payment Currency in accordance with subsection 18(a), the Guarantor shall (i) bear all exchange rate risks with respect thereto, and (ii) pay interest on such Subject Obligations to the Guarantor and the Banks on the amounts due, on demand, at the rate of interest then payable by the Borrower.


         SECTION 19 Set-off. In addition to any rights and remedies of the Agent and the Banks provided by law, if an Event of Default (as defined in the Facility Agreement) exists or the Advances have been accelerated, the Agent and each Bank are authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Agent or such Bank (as the case may be) to or for the credit or the account of the Guarantor against any and all Subject Obligations, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Guaranty which are then due and payable. The Agent and each Bank agree promptly to notify the Guarantor, and each Bank agrees promptly to notify the Agent, after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


         SECTION 20 Survival. All covenants, agreements, representations and warranties made in this Guaranty shall survive the execution and delivery of this Guaranty, and shall continue in full force and effect so long as any of the Subject Obligations remains unsatisfied. Without limiting the generality of the foregoing, the obligations of the Guarantor under Section 17 shall survive the satisfaction of the Subject Obligations.


         SECTION 21 Successors and Assigns. The provisions of this Guaranty shall be binding upon the Guarantor and its successors and assigns and inure to the benefit of the Agent, each Bank and their respective successors and assigns, except that the Guarantor may not assign or transfer any of its rights or obligations under or in connection with this Guaranty without the prior written consent of the Agent and each Bank.


         SECTION 22 Assignments, Participations, Etc. Each Bank may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Bank's rights and obligations hereunder in connection with any sale, assignment, transfer or grant of a participation by such Bank under Clause 15 of the Facility Agreement of its rights and obligations thereunder. The Guarantor agrees that in connection with any such sale, assignment, transfer or grant by any Bank, such Bank may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Guarantor and its Subsidiaries as contemplated by Clause 15 of the Facility Agreement.


         SECTION 23  Governing Law.

                 (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY SHALL BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA IN AND FOR THE CITY AND COUNTY OF SAN FRANCISCO OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, OR, AT THE SOLE OPTION OF AGENT OR MAJORITY BANKS, IN ANY OTHER COURT IN WHICH AGENT OR MAJORITY BANKS SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR CONSENTS, AND THE BANKS AND THE AGENT BY THEIR ACCEPTANCE HEREOF EACH CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. THE GUARANTOR IRREVOCABLY WAIVES, AND THE BANKS AND THE AGENT BY THEIR ACCEPTANCE HEREOF EACH IRREVOCABLY WAIVES, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR WAIVES, AND THE BANKS AND THE AGENT BY THEIR ACCEPTANCE HEREOF EACH WAIVES, PERSONAL SERVICE OF ANY

SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.


         SECTION 24 Waiver of Jury Trial. THE GUARANTOR HEREBY AGREES TO WAIVE, AND THE AGENT AND THE BANKS BY THEIR ACCEPTANCE HEREOF HEREBY AGREE TO WAIVE, THEIR RESPECTIVE RIGHTS TO A TRAIL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR HEREBY AGREES, AND THE AGENT AND THE BANKS BY THEIR ACCEPTANCE HEREOF HEREBY AGREE, THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE GUARANTOR FURTHER AGREES, AND THE AGENT AND THE BANKS BY THEIR ACCEPTANCE HEREOF FURTHER AGREE, THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. THIS SECTION 24 MAY NOT BE AMENDED EXCEPT PURSUANT TO SECTION 26 AND BY SPECIFIC REFERENCE TO THIS SECTION 24.


         SECTION 25 Effective Date; Entire Agreement. This Guaranty shall be effective on and as of the "Effective Date" defined in the First Amendment. This Guaranty embodies the entire agreement and understanding among the Guarantor, the Banks and the Agent with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof, and amends and restates in its entirety the Prior Guaranty.


         SECTION 26 Amendments and Waivers. This Guaranty may not be amended except by a writing signed by the Guarantor, the Agent and the Majority Banks, except that without the consent in writing of all of the Banks (a) the release or termination of this Guaranty may not be made, (b) the due date of any payment of principal, interest or other amount payable by the Guarantor hereunder may not be postponed and the amount thereof may not be reduced, and
(c) the currency in which any amount is payable by the Guarantor may not be changed. No waiver of any rights of the Agent or the Banks under any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless in writing and signed by the Agent and the Majority Banks. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 27 Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement required hereunder.


         SECTION 28 Benefit of Guaranty. This Guaranty is made and entered into for the sole protection and legal benefit of the Banks and the Agent and their successors and assigns, and no other Person other than an Indemnified Person shall be a direct or indirect beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Guaranty. Neither the Agent nor any Bank, by its acceptance of this Guaranty, shall have any obligation under this Guaranty to any Person other than the Guarantor, and such obligations shall be limited to those expressly stated herein.


         SECTION 29 Time. Time is of the essence as to each term or provision of this Guaranty.


         SECTION 30 Guarantor Acknowledgment and Consent. The Guarantor hereby (a) acknowledges and consents to the execution, delivery and performance by the Borrower of that certain First Amendment to Facility Agreement (the "First Amendment") dated as of December 24, 1996 which amends the Facility Agreement as set forth in such First Amendment, a copy of which has been previously delivered to and reviewed by the Guarantor; (b) reaffirms and agrees that this Guaranty and all other documents and agreements executed and delivered by the Guarantor previously (other than the Prior Guaranty) or concurrently herewith to the Agent and the Banks in connection with the Facility Agreement are in full force and effect, without defense, offset or counterclaim; and (c) reaffirms and agrees that all of the provisions of this Guaranty are applicable to, and enforceable by the Agent and all Banks party to the Facility Agreement against, the Guarantor.

                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered in San Francisco, California, by its proper and duly authorized officers, as of the date first above written.

                                        LSI LOGIC CORPORATION



                                        By ___________________________________

                                           Title: ____________________________


                                        Address:

                                        1551 McCarthy Boulevard
                                        Milpitas, CA  95035
                                        Facsimile: (408) 954-3634
                                        Attention: Mark R. Kent

                                   EXHIBIT A
                      to the Amended and Restated Guaranty

                         FORM OF COMPLIANCE CERTIFICATE


TO:      ABN AMRO Bank N.V., Tokyo Branch, as Agent
         (address)

                 Re:      LSI Logic Corporation

Ladies and Gentlemen:

                 This Compliance Certificate is made and delivered pursuant to the Amended and Restated Guaranty dated as of December 30, 1996 (as amended, modified, renewed or extended from time to time, the "Guaranty") made by LSI Logic Corporation, a Delaware corporation (the "Guarantor"), in favor of the Banks referred to therein and ABN AMRO Bank N.V., Tokyo Branch, as Agent, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to them in the Guaranty. This Compliance Certificate relates to the accounting period ending __________, 199__.

                 I am the _______________________ of the Guarantor. I have reviewed the terms of the Guaranty and I have made, or caused to be made under my supervision, a detailed review of the transactions and conditions of the Guarantor and its Subsidiaries during such accounting period. I hereby certify that the information set forth on Schedule 1 hereto (and on any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period.

                 I hereby further certify that (i) as of the date hereof, no Event of Default has occurred and is continuing, and (ii) on and as of the date hereof, there has occurred no Material Adverse Effect since December 31, 1995, except, in each case, as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which the Guarantor is taking or proposes to take with respect to each such condition or event.

                 IN WITNESS WHEREOF, the undersigned officer has signed this Compliance Certificate this ____ day of ______________, 199__.



                                        ______________________________________
                                        Name:
                                        Title:





                                      A-1.

                                   Exhibit D
                        to First Amendment to Agreement


                             FORM OF LEGAL OPINION

                               December __, 1996


To each of the Banks party to the Amendment
Agreement referred to below, and to
ABN AMRO Bank N.V., Tokyo Branch, as Agent

Ladies and Gentlemen:

         I am General Counsel of LSI Logic Corporation, a Delaware corporation (the "Guarantor"), and I am giving my opinion in connection with the execution and delivery of the First Amendment to Agreement, dated December 24, 1996 (the "Amendment Agreement"), amending the Agreement dated December 27, 1995 (the "Agreement") among LSI Logic Japan Semiconductor, Inc. (the "Borrower"), certain financial institutions named therein as Banks (the "Banks"), ABN AMRO Bank N.V., Tokyo Branch, as Agent (the "Agent"), and The Industrial Bank of Japan, Limited, as Co-Agent, and the related Amended and Restated Guaranty, dated as of December 30, 1996 (the "Guaranty") of LSI Logic Corporation, Inc. (the "Guarantor") in favor of the Agent and the Banks.

         This opinion is provided to the Agent and the Banks as required pursuant to Section 3(d) of the Amendment Agreement. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Amendment Agreement and the Guaranty.

         In connection with this opinion letter, I have examined an executed copies of the Guaranty; certificates of public officials from the States of California and Delaware; the certificate of incorporation and by-laws of the Guarantor, as amended to date; records of proceedings of the Board of Directors of the Guarantor by which resolutions were adopted relating to matters covered by this opinion; and such certificates of officers of the Guarantor as to certain factual matters as I have deemed necessary or appropriate.

         In addition, I have made such other investigations as I have deemed necessary to enable me to express the opinions hereinafter set forth. In the course of this examination I have assumed the genuineness of all signatures of persons signing the Loan Documents on behalf of parties thereto other than the Guarantor, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.





                                       1.

         Based upon the foregoing, and further subject to the assumptions, qualifications and exceptions set forth below, I hereby advise you that in my opinion:

         (1) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to own and operate (or lease, as the case may be) its properties and to carry on its business as it is now conducted. The Guarantor is qualified as a foreign corporation and in good standing in the State of California.

         (2) The Guarantor has the corporate power and authority to enter into and perform the Guaranty, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Guaranty.

         (3) No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by, or enforcement against, the Guarantor of the Guaranty.

         (4) The Guaranty have been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

         (5) The execution, delivery and performance by the Guarantor of the Guaranty will not (i) violate or be in conflict with any provision of the certificate of incorporation, or by-laws of the Guarantor, (ii) violate or be in conflict with any law or regulation having applicability to the Guarantor,
(iii) violate or contravene any judgment, decree, injunction, writ or order of any court, or any arbitrator or other Governmental Authority, having jurisdiction over the Guarantor or the Guarantor's properties or by which the Guarantor may be bound, or (iv) violate or conflict with, or constitute a default under or result in the termination of, or accelerate the performance required by, any indenture, any loan or credit agreement, or any other agreement for borrowed money or any other material agreement, lease or instrument to which the Guarantor is a party or by which it or the Guarantor's properties may be bound or affected except as contemplated under the Guaranty.

         (6) Except as otherwise disclosed on Schedule 2 to the Guaranty, no litigation or other proceedings are pending or threatened against the Guarantor or its properties before any court, arbitrator or governmental agency or authority with respect to the Guaranty or which, if determined adversely to the Guarantor, would be likely to have a Material Adverse Effect.

         The opinion set forth in paragraph 4 above is subject to the qualification that the enforceability of the Guaranty may





                                       2.

be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equity principles.

         I express no opinion herein concerning any law other than the law of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States.

         This letter has been furnished to you at the request of the Guarantor pursuant to Section 3(d) of the Amendment Agreement for your use in connection with the Amendment Agreement and the Guaranty, and may not be relied upon by you or any other person for any other purpose without my consent; provided the Agent and each Bank may deliver a copy to its legal counsel in connection with the Amendment Agreement and the Guaranty, to any prospective assignee or participant of any Bank and to any successor Agent, and such legal counsel, any such assignee or participant and any successor Agent shall be entitled to rely hereon.

                          Very truly yours,





                                       3.